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EXHIBIT 99.3


To CTI Shareholders;

It has come to my attention that there is much concern over the shipment status of the Alstom Turbine Blade Defect Analysis System.

During the June Shareholder meeting I stated the system was scheduled to ship by the end of August. That schedule was changed for two reasons:

         o There were additional testing and calibration requirements to insure system integration and quality performance that were not part of the original product development plan.

         o Research we conducted led us to conclude that by taking some additional steps we could make significant additions to our IP portfolio by preparing and submitting patent applications with respect to the product. These additional steps contributed to the delay.

During the week of September 24, Alstom completed its acceptance testing requirements at CTI's Walnut Creek R&D facility. The system is currently undergoing mandatory exportability testing requirements at an independent testing laboratory to insure all electrical, mechanical, safety and documentation requirements have been met, allowing the system to be shipped outside the United States.

I sincerely hope this answers many of your concerns.

John M. Brenna
President


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Except for historical information contained herein, the matters discussed in this announcement, including but not limited to references to sales performance objectives and intellectual property developments, are forward-looking statements that involve risks and uncertainties. The forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. In addition to the factors set forth above, other important factors that could cause actual results to differ materially include, but are not limited to, technical risks associated with new technology development, government regulatory approvals and access to working capital. Additional information concerning factors that could cause actual results to differ materially from those in the forward-looking statements is contained from time to time in the Company's SEC filings. Copies of these filings may be obtained by contacting the Company or the SEC. The Company undertakes no obligation to update any of the forward-looking statements contained in its press releases.